                           PURCHASE AND SALE AGREEMENT



                                 by and between


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation

                                       and

                      COLONIAL REALTY LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                              as Tenants in Common,
                                    as Seller

                                       and

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,
                          a Pennsylvania business trust
                                    as Buyer

                       Property Name: Fashion Square Mall
                           Location: Orlando, Florida


                        Effective Date: October 14, 2004

                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                              PAGE
                                                                                                              ----
ARTICLE 1. -  CERTAIN DEFINITIONS.................................................................................1

ARTICLE 2. -  SALE OF PROPERTY....................................................................................7

ARTICLE 3. -  PURCHASE PRICE......................................................................................7
         3.1      Deposit Money...................................................................................7
         3.2      Cash at Closing.................................................................................7

ARTICLE 4. -  TITLE MATTERS.......................................................................................7
         4.1      Title to Real Property..........................................................................7
         4.2      Title Defects...................................................................................7
                  4.2.1    Buyer's Objections to Title............................................................8
                  4.2.2    Discharge of Title Objections..........................................................9
                  4.2.3    No New Exceptions......................................................................9
         4.3      Title Insurance.................................................................................9

ARTICLE 5. -  BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY....................................................10
         5.1      Buyer's Inspections and Due Diligence..........................................................10
         5.2      As-Is Sale.....................................................................................10
         5.3      Termination of Agreement During Due Diligence Period...........................................11
         5.4      Buyer's Certificate............................................................................11

ARTICLE 6. -  ADJUSTMENTS AND PRORATIONS.........................................................................11
         6.1      Lease Rentals..................................................................................11
                  6.1.1    Definition of "Rent"..................................................................11
                  6.1.2    Rents.................................................................................11
                  6.1.3    Other Revenues........................................................................12
                  6.1.4    Marketing Funds.......................................................................13
         6.2      Reimbursable Lease Expenses....................................................................13
         6.3      Real Estate and Personal Property Taxes........................................................13
                  6.3.1    Proration of Ad Valorem Taxes.........................................................13
                  6.3.2    Insufficient Information..............................................................14
                  6.3.3    Special Assessments...................................................................14
                  6.3.4    Tenant Reimbursements.................................................................14
         6.4      Other Property Operating Expenses..............................................................15
         6.5      Closing Costs..................................................................................15
         6.6      Apportionment Credit...........................................................................16
         6.7      Cash Security Deposits.........................................................................16
         6.8      Gift Certificate Program Credit................................................................16
         6.9      Ground Lease Rents.............................................................................16
                  6.9.1    Shopping Center Ground Lease and Non-Shopping Center Ground Lease Rents...............16
                  6.9.2    Sears Ground Lease....................................................................16

                                                                                                              PAGE
                                                                                                              ----
         6.10     Tenant Improvement Allowance Credit............................................................17
         6.11     Roof Credit....................................................................................17
         6.12     Delayed Adjustment; Delivery of Operating and Other Financial Statements.......................17

ARTICLE 7. -  CLOSING............................................................................................17
         7.1      Closing Date...................................................................................17
         7.2      Title Transfer and Payment of Purchase Price...................................................17
         7.3      Seller's Closing Deliveries....................................................................18
         7.4      Buyer's Closing Deliveries.....................................................................21

ARTICLE 8. -  CONDITIONS TO CLOSING..............................................................................22
         8.1      Conditions to Seller's Obligations.............................................................22
         8.2      Conditions to Buyer's Obligations..............................................................23
         8.3      Waiver of Failure of Conditions Precedent......................................................23
         8.4      Approvals not a Condition to Buyer's Performance...............................................24

ARTICLE 9. -  REPRESENTATIONS AND WARRANTIES.....................................................................24
         9.1      Buyer's Representations........................................................................24
                  9.1.1    Buyer's Authorization.................................................................24
                  9.1.2    Buyer's Financial Condition...........................................................24
         9.2      Seller's Representations.......................................................................24
                  9.2.1    Seller's Authorization................................................................25
                  9.2.2    Other Seller's Representations........................................................25
                  9.2.3    Delivery of Documents.................................................................26
                  9.2.4    Designated Employees..................................................................26
         9.3      General Provisions.............................................................................26
                  9.3.1    No Representation as to Leases........................................................26
                  9.3.2    Definition of "Seller's Knowledge"....................................................26
                  9.3.3    Seller's Representations Deemed Modified..............................................26
                  9.3.4    Notice of Breach; Seller's Right to Cure..............................................27
                  9.3.5    Survival; Limitation on Seller's Liability............................................27

ARTICLE 10. -  COVENANTS.........................................................................................28
         10.1     Buyer's Covenants..............................................................................28
                  10.1.1   [Intentionally Omitted]...............................................................28
                  10.1.2   Buyer's Indemnity; Delivery of Reports................................................28
                  10.1.3   Limit on Government Contacts..........................................................28
         10.2     Seller's Covenants.............................................................................29
                  10.2.1   Contracts.............................................................................29
                  10.2.2   Maintenance of Property...............................................................29
                  10.2.3   Access to Property....................................................................30
                  10.2.4   Termination of Certain Contracts......................................................30
                  10.2.5   New Leases; Lease Modifications.......................................................30
         10.3     Mutual Covenants...............................................................................33
                  10.3.1   Publicity.............................................................................33
                  10.3.2   Broker................................................................................33
                  10.3.3   Tax Protests; Tax Refunds and Credits.................................................33
                  10.3.4   Confidentiality.......................................................................34

                                                                                                              PAGE
                                                                                                              ----
         10.4     Survival.......................................................................................34

ARTICLE 11. -  FAILURE OF CONDITIONS; DEFAULT....................................................................34
         11.1     To Seller's Obligations........................................................................34
         11.2     To Buyer's Obligations.........................................................................35

ARTICLE 12. -  CONDEMNATION/CASUALTY.............................................................................35
         12.1     Condemnation...................................................................................35
                  12.1.1   Right to Terminate....................................................................35
                  12.1.2   Assignment of Proceeds................................................................35
         12.2     Destruction or Damage..........................................................................36
         12.3     Insurance......................................................................................36
         12.4     Effect of Termination..........................................................................37
         12.5     Waiver.........................................................................................37

ARTICLE 13. -  ESCROW............................................................................................37

ARTICLE 14. -  -[INTENTIONALLY OMITTED]..........................................................................38

ARTICLE 15. -  THEATER CONSTRUCTION..............................................................................38
         15.1     Theater Project................................................................................38
         15.2     Changes in Plans and Specifications............................................................39
         15.3     Construction Schedule..........................................................................39
         15.4     License........................................................................................40
         15.5     Seller Indemnity...............................................................................40
         15.6     Minimum Rent Reimbursement.....................................................................40
         15.7     Assignment of Construction Warranties..........................................................41
         15.8     Survival.......................................................................................41

ARTICLE 16. -  MISCELLANEOUS.....................................................................................42
         16.1     Buyer's Assignment.............................................................................42
         16.2     Designation Agreement..........................................................................42
         16.3     Survival/Merger................................................................................42
         16.4     Integration; Waiver............................................................................43
         16.5     Governing Law..................................................................................43
         16.6     Captions Not Binding; Exhibits.................................................................43
         16.7     Binding Effect.................................................................................43
         16.8     Severability...................................................................................43
         16.9     Notices........................................................................................43
         16.10    Counterparts...................................................................................45
         16.11    No Recordation.................................................................................45
         16.12    Additional Agreements; Further Assurances......................................................45
         16.13    Construction...................................................................................45
         16.14    ERISA..........................................................................................45
         16.15    Maximum Aggregate Liability....................................................................46
         16.16    WAIVER OF JURY TRIAL...........................................................................47
         16.17    Facsimile Signatures...........................................................................47

                                    EXHIBITS
                                    --------
                  Exhibit A         Legal Description
                  Exhibit B         List of Contracts
                  Exhibit C         Form of As-Is Certificate And Agreement
                  Exhibit D         Form of Assignment of Ground Lease
                  Exhibit E-1       Form of Special Warranty Deed
                  Exhibit E-2       Form of Quit Claim Deed
                  Exhibit F         Form of Bill of Sale
                  Exhibit G         Form of Assignment of Leases
                  Exhibit H         Form of Assignment of Intangible Property
                  Exhibit I         Intentionally Omitted
                  Exhibit J         Form of FIRPTA Affidavit
                  Exhibit K         Form of Buyer's ERISA Certificate
                  Exhibit L         Litigation Notices, Contract Defaults and Governmental Violations
                  Exhibit M         List of Tenants
                  Exhibit N         Form of Tenant Estoppel Certificate
                  Exhibit O-1       Form of Shopping Center Ground Lease Estoppel Certificate
                  Exhibit O-2       Form of Non-Shopping Center Ground Lease Estoppel Certificate
                  Exhibit P         Form of Sears Estoppel Certificate
                  Exhibit Q         Theater Lease Provision
                  Exhibit R         List of Plans Owning 10% of Separate Account
                  Exhibit S         Estoppel Letter from Colonial

                           PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made to be effective as of October 14, 2004, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, as Tenants-in-Common (collectively, "Seller"), and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust ("Buyer").

                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                        ARTICLE 1. -- CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

         "Broker" shall mean Granite Partners, L.L.C.

         "business day" shall mean any day other than a Saturday, Sunday or any federal or State of Florida holiday. If any period hereunder expires on a day that is not a business day, or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

         "Buyer's Representatives" shall mean Buyer and its employees.

         "Closing" shall mean the closing of the Transaction.

         "Closing Date" shall mean a date selected by Buyer by giving ten (10) days' advance notice to Seller, but in no event earlier than November 15, 2004, and in no event later than December 15, 2004 (as the same may be extended pursuant to the express terms of this Agreement).

         "Colonial" shall mean Colonial Realty Limited Partnership, a Delaware limited partnership, one of the tenants-in-common comprising Seller.

         "Contracts" shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), all of which are described in EXHIBIT B attached hereto and incorporated herein by this reference, and any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof.

         "Confidential Materials" shall mean any books, computer software, records or files that consist of or contain appraisals, the capital budgets for calendar year 2005 or any future period, the operating budgets for calendar year 2006 or any future period, strategic plans for the Real Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to obtaining internal authorization for the sale of the Property by Seller, attorney and accountant work product, attorney-client privileged documents, internal correspondence of Seller and its affiliates and correspondence between or among such parties, or other information in the possession or control of Seller or Seller's property manager which such party reasonably deems proprietary or confidential. No files related to the historical leasing, operation and maintenance of the Property, the payment of rent, defaults by tenants or relationships with tenants shall be deemed Confidential Materials.

         "deemed to know" (or words of similar import) shall have the following meaning: (a) Buyer shall be "deemed to know" of the existence of a fact or circumstance to the extent that any Buyer's Representative knows of such fact or circumstance, or such fact or circumstance is disclosed by this Agreement, the Documents, or any studies, tests, reports, or analyses prepared by or for or otherwise obtained by Buyer or Buyer's Representatives; and (b) Buyer shall be "deemed to know" that any Seller's warranty is untrue, inaccurate or incorrect to the extent that any Buyer's Representative has knowledge of information which is inconsistent with such Seller's Warranty, or this Agreement, the Documents, or any studies, tests, reports or analyses prepared by or for or otherwise obtained by Buyer or Buyer's Representatives contains information which is inconsistent with such Seller's Warranty.

         "Designated Employees" shall mean Lawrence J. Frank and John Moss.

         "Documents" shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer prior to Closing or otherwise allow Buyer access to prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents, together with the documents and items delivered by Seller pursuant to Section 7.3.

         "Due Diligence" shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

         "Due Diligence Period" shall mean the period commencing on the LOI Date and expiring on October 4, 2004.

         "Effective Date" shall mean the date first set forth in this Agreement, which shall be the date on which both Buyer and Seller have executed and delivered this Agreement.

         "Escrow Agent" shall mean Broad and Cassel, as agent for First American Title Insurance Company, whose mailing address is 215 South Monroe Street, Suite 400, P.O. Box 11300, Tallahassee, Florida 32301,
         Attention: Ralph C. Datillio, Esq., in its capacity as escrow agent.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Ground Leases" shall mean, collectively, the Shopping Center Ground Lease, the Non-Shopping Center Ground Lease and the Sears Ground Lease.

         "Hazardous Materials" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

         "Laws" shall mean all municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations.

         "Leases" shall mean all leases of tenants of the Property on the Closing Date.

         "Liabilities" shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

         "LOI Date" shall mean August 26, 2004, the date of full execution of the letter of interest between Buyer and Seller with respect to the Property.

         "New Leases" shall mean, collectively, any lease for space at the Property entered into between the LOI Date and the Closing Date.

         "Non-Shopping Center Ground Lease" shall mean that certain Non-Shopping Center Ground Lease dated March 14, 1972 between The McCrory Holding Company, a Delaware corporation, Sun Bank, N.A., as Trustee under the Last Will and Testament of John H. McCullough, deceased, Charlotte Maguire and Raymer F. Maguire, Jr., as Trustees under Article VI of the Last Will and Testament of Raymer F. Maguire, deceased, and Charlotte Maguire, individually, as lessors, and Orlando Office Park Associates, Ltd., as lessee, a memorandum of which was recorded March 17, 1972, in Official Records Book 2194, page 654, of the Public Records of Orange County, Florida, as amended.

         "Other Property Rights" shall mean, collectively, Seller's interest in and to all of the following, if and to the extent the same are assignable by Seller without any expense to Seller: (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, (b) those guaranties and warranties in effect with respect to any portion of the Property as of the Closing Date, and (c) all rights of Seller (if any) to the name "Fashion Square Mall" (it being acknowledged by Buyer that Seller does not have exclusive rights to use such name and that Seller has not registered the same in any manner).

         "Owner's Policy" shall mean an ALTA Owner's Form of title insurance policy in the amount of the Purchase Price.

         "Permitted Exceptions" shall mean and include all of the following (except to the extent any matters included in clauses (b), (c), (d) and (j) are objected to by Buyer as provided in Section 4.2 hereof): (a) applicable zoning and building ordinances and land use regulations, (b) all liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record except to the extent that the same are caused or created by Seller in violation of the terms of Section 4.2.3;
         (c) such exceptions to title as are listed on Schedule B of the Title Commitment, (d) such state of facts as disclosed in the Survey, (e) such state of facts as would be disclosed by a physical inspection of the Property, (f) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the date hereof and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer), (g) any exceptions caused by Buyer, its agents, representatives or employees, (h) such other exceptions as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, (i) the rights of the tenants under the Leases, (j) any matters of which Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period, and (k) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof.

         "Personal Property" shall mean, collectively, (a) all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and
         (b) all books, records and files relating to the Real Property or the Leases, and the historical net income of the Real Property but specifically excluding any Confidential Materials and any computer software that is licensed to Seller or Seller's property manager.

         "Plans" shall mean employee benefit plans, as defined in Section 3(3) of ERISA.

         "Property" shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller's interest as landlord in all Leases; (d) if and to the extent assignable by Seller without any expense to Seller, the Contracts, and (e) the Other Property Rights.

         "Property Documents" shall mean, collectively, (a) the Leases, (b) the Contracts, (c) the Ground Leases, and (d) any other documents or instruments which constitute or otherwise create any portion of the Property.

         "Prudential" shall mean The Prudential Insurance Company of America, a New Jersey corporation, one of the tenants-in-common comprising Seller.

         "Real Property" shall mean those certain interests (including leasehold interests under the Ground Leases) in parcels of real estate located in Orlando, Florida, and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto.

         "Reimbursable Lease Expenses" shall mean, collectively, any and all costs, expenses and fees paid by Seller prior to Closing or costs, expenses and fees incurred by Seller prior to Closing arising out of or in connection with (a) any extensions, renewals or expansions provided for in any Lease which are exercised between the LOI Date and the Closing Date, (b) any extensions, renewals or expansions not provided for in any Lease which are approved or deemed approved by Buyer, and
         (c) any New Lease which has been approved or deemed approved by Buyer (collectively, "New Leasing Documents"). Reimbursable Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal, (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of such expansion, or (C) with respect to any New Lease, the entire initial term of any such New Lease, and
         (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property). Notwithstanding the foregoing, with respect to the New Leases with Great American Cookie, J & J Cajun and Morrows Candy, only fifty percent (50%) of the brokerage commissions and tenant improvement expenses, as described in clauses (i) and (ii) above, incurred in connection with such New Leases shall be included in Reimbursable Lease Expenses.

         "Required Tenants" shall mean, collectively, (a) Burdine's, JC Penney, Dillard's, Hi-Tech Institute and Premier Theater, and (b) other tenants of the Property that (i) are obligated under their Leases to deliver estoppel certificates to the landlord and (ii) collectively occupy no less that seventy-five percent (75%) of the area under lease at the Property (excluding the area leased under the Leases with the tenants listed in clause (a) above, and also excluding Leases having terms of less than one (1) year).

         "Sears Ground Lease" shall mean that certain Ground Lease dated February 19, 1992 between Sears, Roebuck and Co., as lessor, and Fund A Orlando, Inc., as lessee, a memorandum of which was recorded May 21, 1992, in Official Records Book 4414, page 801, of the Public Records of Orange County, Florida, as amended.

         "Sears REA" shall mean that certain Easement, Restriction and Operating Agreement dated March 20, 1972 by and among Sears, Roebuck and Co., Orlando Joint Venture, Federated Department Stores, Inc. and Adcor Realty Corporation, a memorandum of which was recorded on March 30, 1972, in Official Records Book 2200, page 404, of the Public Records of Orange County, Florida, as amended.

         "Seller Parties" shall mean and include, collectively, (a) each party comprising Seller; (b) Seller's counsel; (c) Broker; (d) Seller's property manager, (e) any direct or indirect equity owner, officer, director, employee, or agent of Seller, its counsel, Broker, Seller's property manager or any direct or indirect equity owner of Seller; and
         (f) any other entity or individual affiliated or related in any way to any of the foregoing.

         "Seller's Warranties" shall mean Seller's representations and warranties set forth in Section 9.2 and any documents executed by Seller for the benefit of Buyer in connection with Closing, as such representations and warranties may be deemed modified or waived by Buyer as herein provided.

         "Separate Account" shall mean a pooled separate account of Prudential.

         "Shopping Center Ground Lease" shall mean that certain Shopping Center Ground Lease dated March 13, 1972, between The McCrory Holding Company, a Delaware corporation, The First National Bank at Orlando, as Trustee under the Last Will and Testament of John H. McCullough, deceased, Charlotte Maguire Behrman and Raymer F. Maguire, Jr., as Trustees under
         Article VI of the Last Will and Testament of Raymer F. Maguire, deceased, and Charlotte Maguire Behrman, individually, joined by her husband Mayes Behrman, as lessor, and Leonard L. Farber, as lessee, a memorandum of which was recorded March 17, 1972, in Official Records Book 2194, page 642, of the Public Records of Orange County, Florida, as amended.

         "Survey" shall mean a survey of the Property prepared by a surveyor licensed in the State of Florida.

         "Tax Year" shall mean the period commencing on January 1 of each calendar year and ending on December 31 of each calendar year, being the real estate tax assessment year for the county in which the Property is located.

         "Title Commitment" shall mean a commitment to issue an Owner's Policy of Title Insurance with respect to the Property, issued by the Title Company.

         "Title Company" shall mean First American Title Insurance Company.

         "Title Documents" shall mean all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage.

         "Transaction" shall mean the transaction contemplated by this Agreement.

                         ARTICLE 2. -- SALE OF PROPERTY

Seller agrees to sell, transfer and assign, and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller's right, title and interest in and to the Property.

                           ARTICLE 3. - PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchase of the Property is the sum of ONE HUNDRED TWENTY-THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($123,500,000.00) in immediately available funds (the "Purchase Price"). The Purchase Price shall be paid in the following manner:

3.1 Deposit Money. On or before 5:00 p.m. Eastern time on the fifth (5th) day following the full execution and delivery of this Agreement, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deposit the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) in immediately available funds with Escrow Agent (the "Deposit"). The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Any interest earned on the Deposit shall be considered a part of the Deposit. Except as otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the Provisions of Article 13. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails timely to make the Deposit as provided herein, Buyer shall be deemed to have elected to terminate this Agreement, and the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

3.2 Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the balance of the Purchase Price, subject to the prorations and adjustments set forth in Article 6 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 7.2.

                           ARTICLE 4. - TITLE MATTERS

4.1 Title to Real Property. Buyer shall use good faith and reasonable efforts to obtain (a) the Title Commitment, (b) copies of all of the Title Documents, and (c) the Survey, as soon as reasonably practicable after the LOI Date. Upon receipt, Buyer shall furnish Seller's counsel with copies of such items.

4.2      Title Defects.

4.2.1    Buyer's Objections to Title.

               (a) Prior to the end of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment or Survey. In addition, after expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that (i) are not Permitted Exceptions, and (ii) materially adversely affect Buyer's title to the Real Property, and
                     (iii) first appear on any supplemental title reports or updates to the Title Commitment issued after expiration of the Due Diligence Period, so long as such objection is made by Buyer within five (5) business days after Buyer becomes aware of the same (but in any event prior to the Closing
                     Date). Unless Buyer is entitled to and does timely object to any such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the "Title Objections."

               (b) If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, remove or cause to be removed any Title Objections to the extent (and only to the extent) that (i) such Title Objections have not been caused by Buyer or any Buyer, Representatives, and (ii) such Title Objections are either
                     (A) liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes), or (B) liens created or suffered to exist by Seller or its agents and affiliates but only to the extent such liens are created after the date of this Agreement in violation of
                     Section 4.2.3 (collectively, the "Required Exceptions"). In addition, Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any other Title Objections, as provided in Section 4.2.2.

               (c) To the extent that the same do not constitute Required Exceptions, Seller shall notify Buyer in writing within fifteen (15) business days after receipt of Buyer's notice of Title Objections (but in any event, prior to the Closing
                     Date) whether Seller elects to remove the same. If Seller elects not to remove one or more of such Title Objections, then within five (5) business days after Seller's election (but in any event, prior to the Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for obligations that expressly survive the termination of this Agreement, or (ii) waive such Title Objections, in which event the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute an additional Permitted Exception, and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

               (d) If Seller is unable, after using good faith, commercially reasonably efforts, to remove any Required Exceptions or other Title Objections that it has previously elected to remove prior to the Closing, Buyer may at Closing elect either to (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer, and thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price (except that if Buyer uses its own funds to cure any Title Exceptions consisting of monetary liens, Buyer shall be entitled to a corresponding credit against the Purchase Price). Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety
                     (90) days) for the purpose of the removal of any Required Exceptions or other Title Objections, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections as provided in Section 4.2.2.

         4.2.2 Discharge of Title Objections. If on the Closing Date there are any Required Exceptions or any other Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall either (a) deliver to Buyer at the Closing instruments in recordable form and sufficient to cause such Title Objections to be released of record, together with the cost of recording or filing such instruments, or (b) cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, provided that any such insurance over any matter other than a monetary lien shall be subject to Buyer's approval, which shall not be unreasonably withheld, conditioned or delayed.

         4.2.3 No New Exceptions. From and after the date hereof, Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing. If Buyer fails to object in writing to any such proposed instrument within five (5) business days after receipt of such instrument, Buyer shall be deemed to have approved the proposed instrument. Buyer shall not unreasonably withhold, condition or delay its approval with respect to any such instrument.

4.3 Title Insurance. At Closing, the Title Company shall issue to Buyer the Owner's Policy insuring that title to the Real Property is vested in Buyer, subject only to the Permitted Exceptions, and with extended coverage over the standard general exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request for endorsements.

          ARTICLE 5. - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1 Buyer's Inspections and Due Diligence. During the Due Diligence Period, Seller shall provide Buyer and Buyer's representatives access to the Property and all files related to the leasing, operation and maintenance of the Property, the payment of rent, defaults by tenants and relationships with tenants (but specifically excluding Confidential Materials). Seller shall also provide Buyer and Buyer's representatives access to financial records of the property wherever located to the extent reasonably necessary for Buyer to confirm that rents and gross receipts for services meet the REIT tests for federal income tax purposes (but specifically excluding Confidential Materials). Buyer shall complete its Due Diligence at its sole cost and expense. Buyer shall independently inspect and investigate the Property and verify such information with respect to the Property as Buyer deems necessary or desirable to evaluate fully the Transaction and the physical condition and economic status of the Property. Such Due Diligence shall include, without limitation, Buyer's review and approval, in its sole and absolute discretion, of all title matters, applicable land use and zoning laws and regulations, the physical condition of the Property, leases and contracts affecting the Property and such other items related to the Property as Buyer may deem relevant. Seller agrees to make employees of Seller's property manager available to Buyer and Buyer's Representatives during the Due Diligence Period as reasonably requested by Buyer. Buyer shall immediately return the Property to its condition existing prior to any tests and inspections performed by Buyer's Representatives or consultants. By Buyer's execution of this Agreement, Buyer hereby confirms its agreement to indemnify, defend and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees and expenses) arising out of or resulting from the entry on the Property and/or the conduct of any Due Diligence by Buyer's Representatives or consultants at any time prior to Closing; provided, however, that Buyer's obligations under the foregoing indemnity shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property.

5.2 As-Is Sale. Buyer acknowledges and agrees that during the Due Diligence Period, Buyer has conducted and shall conduct such Due Diligence as Buyer deems necessary or appropriate. In addition, Buyer acknowledges and agrees that (a) except as set forth herein, the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS," with no right of setoff or reduction in the Purchase Price; (b) except for Seller's Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including without limitation the accuracy and completeness thereof) or the results of Buyer's Due Diligence; and (c) Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction. Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property, and that Buyer explicitly took such possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with knowledge of the possibility of such unknown Liabilities, shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities.

5.3 Termination of Agreement During Due Diligence Period. If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller given in accordance with the provisions of Section 16.9 hereof at any time prior to 5:00 p.m. Eastern Time on the first business day following the expiration of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement, and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement prior to 5:00 p.m. Eastern Time on the first business day following the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5.

5.4 Buyer's Certificate. Buyer shall deliver to Seller, at the Closing, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.

                    ARTICLE 6. - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1      Lease Rentals.

         6.1.1 Definition of "Rent". For purposes of this Article 6, the term "Rent" shall mean all base rents, percentage rents, additional rent, common area maintenance charges and any tax and operating expense reimbursements and escalations due from the tenants under the Leases.

         6.1.2 Rents. All collected Rents shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all Rents attributable to the period up to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. Except with respect to percentage rents (which shall be prorated as provided below), Rents not collected as of the Closing Date shall not be prorated at the time of Closing. With respect to percentage rent due from any tenant, Buyer and Seller agree that at Closing, estimated percentage rent shall be prorated for the calendar year in which the Closing occurs (even though the same may not have been collected as of the Closing) based upon the amount of percentage rent due from such tenant for the calendar year immediately prior to the calendar year in which the Closing occurs. After Closing, Buyer shall make a good faith effort for a period not less than six (6) months to collect any Rents not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Rents collected by Buyer on or after the Closing date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Seller agrees that the invoicing of delinquent tenants on a monthly basis shall constitute a good faith effort and Buyer shall not be obligated to enforce its rights under the Leases, or threaten such enforcement, or to bring any proceedings in a court of law or equity. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases, and Seller hereby retains its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property (including, without limitation, any percentage rent that may be due with respect to any period of time prior to Closing, regardless of when the same is to be paid to the owner of the Property pursuant to the terms of the applicable Lease); provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing and shall commence such proceeding, if at all, prior to the 1st anniversary of the Closing Date; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

         6.1.3 Other Revenues. Revenues from Property operations (other than Rents (which shall be prorated as provided in Subsection 6.1.2), and security deposits (which will be apportioned as provided in Section 6.7), that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date, and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date. After Closing, Buyer shall make a good faith effort for a period not less than six (6) months to collect any such revenues not collected as of the Closing Date on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all such other revenues collected by Buyer on or after the Closing Date shall first be applied to all amounts that may be due from such payor to Buyer at the time of collection with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due to Seller. Seller agrees that the invoicing of delinquent payors on a monthly basis shall constitute a good faith effort and Buyer shall not be obligated to enforce its rights under the agreements pursuant to which such revenues are due, or threaten such enforcement, or to bring any proceedings in a court of law or in equity. Buyer shall not have an exclusive right to collect such revenues, and Seller hereby retains its rights to pursue any parties for sums due Seller for periods attributable to Seller's ownership of the Property; provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing and shall commence such proceeding, if at all, prior to the 1st anniversary of the Closing Date; and (iii) to the extent any such delinquent payor is a tenant at the Property, shall not be permitted to commence or pursue any legal proceedings against such tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

         6.1.4 Marketing Funds. Advertising and marketing funds collected by Seller prior to closing, net of closing expenses not assumed by Buyer, will be credited against the Purchase Price.

6.2 Reimbursable Lease Expenses. At Closing, Buyer shall reimburse Seller for the Reimbursable Lease Expenses to the extent required by the terms of Section 10.2.5.

6.3 Real Estate and Personal Property Taxes. Proration of Ad Valorem Taxes. Subject to the terms of Section 6.3.4 below, Buyer and Seller shall only prorate ad valorem real estate and personal property taxes for the Property that are assessed for the Tax Year in which Closing occurs. In the event Closing does not occur until 2005, Seller shall pay 2004 real estate and personal property taxes at or prior to Closing, whether or not due and payable. There shall be no proration of ad valorem real estate or personal property taxes other than as set forth hereinabove, and, as between Buyer and Seller, Buyer agrees that it shall be solely responsible for all such ad valorem real estate and personal property taxes due and payable after the Closing. The proration of the ad valorem real estate and personal property taxes assessed for the Tax Year in which Closing occurs shall be calculated as follows:

                  (a) Seller shall be responsible for that portion of such taxes equal to (i) the total such taxes assessed for the Tax Year in which Closing occurs, multiplied by
                           (ii) a fraction, the numerator of which shall be the number of days in such Tax Year prior to the Closing Date, and the denominator of which shall be 366; and

                  (b) Buyer shall be responsible for that portion of such taxes equal to (i) the total such taxes assessed for the Tax Year in which Closing occurs, multiplied by
                           (ii) a fraction, numerator of which shall be the number of days in such Tax Year subsequent to and including the Closing Date, and the denominator of which shall be 366.

                  Notwithstanding anything herein to the contrary, Seller agrees to collect and remit to the appropriate taxing authority all sales and use taxes required by Law to be collected by Seller prior to the Closing Date, and Buyer agrees to collect and remit to the property taxing authorities all sales and use taxes required by Law to be collected by Buyer on or after the

                  Closing Date. Each party hereby agrees to indemnify and hold the other party harmless from and against any and all liability such party may incur, including interest, penalties and costs, by reason of the failure of the other party to collect and remit to the appropriate taxing authorities all sales and use taxes required to be collected by such party during its period of ownership. The provisions of this paragraph shall survive Closing and shall not be merged therein; provided, however, that Seller's indemnity obligation under this Section 6.3.1 shall expire upon the date on which the Florida Department of Revenue issues a Transferee Liability Certificate for Seller stating that no taxes, interest or penalties are due with respect to the Property. Seller's indemnity obligation under this Section 6.3.1 (i) shall be the several (and not the joint and several) obligation of the parties comprising Seller, and (ii) shall not be subject to the cap on Seller's liability provided for in Section 16.15.

         6.3.2 Insufficient Information. If, at Closing, the real estate and/or personal property tax rate and assessments have not been set for the taxes assessed for the Tax Year in which Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual taxes assessed for the Tax Year in which Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 6.8.

         6.3.3 Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date, and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date. Special assessments, if any, for the month of Closing will be prorated.

         6.3.4 Tenant Reimbursements. Notwithstanding the foregoing terms of this Article 6, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any real estate or personal property taxes or special assessments to the extent that (x) Buyer is entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases (including payments due from tenants for the month in which Closing occurs but which are not actually received by Seller prior to Closing), and (y) such reimbursements from tenants under the Leases are not more than thirty (30) days past due as of the Closing Date, regardless of whether Buyer actually collects such reimbursement or increased taxes and assessments from such tenants after Closing, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such real estate or personal property taxes and assessments, and (b) the burden of collecting such reimbursements shall be solely on Buyer. Furthermore, Seller and Buyer acknowledge and agree that, notwithstanding any provision in any of the Leases to the contrary, the tax reimbursement payments to be paid by tenants of the Property during the Tax Year in which Closing occurs are to be applied to pay the real estate taxes assessed for such Tax Year and, therefore, Buyer shall not receive a credit for any amounts due and payable by tenants of the Property prior to the Closing as real estate tax reimbursements (other than real estate tax reimbursements actually received by Seller prior to Closing which are applicable to the month in which Closing occurs, which reimbursements shall be prorated between Buyer and Seller).

6.4 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases), and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading, and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. If any utility charges are paid in advance or in arrears, appropriate prorations shall be made as of the Closing Date. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing terms of this section, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any operating expenses to the extent that (x) Buyer is entitled after Closing to reimbursement of operating expenses from tenants, or the recovery of any increase in operating expenses, from the tenants under the Leases (including payments due from tenants for the month in which Closing occurs but which are not actually received by Seller prior to Closing), and (y) such reimbursements from tenants under the Leases are not more than thirty (30) days past due as of the Closing Date, regardless of whether Buyer actually collects such reimbursement or increased operating expenses from such tenants after Closing, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such operating expenses, and (b) the burden of collection such reimbursements shall be solely on Buyer.

6.5 Closing Costs. Buyer shall pay the following costs: (a) all premiums and charges in connection with the Owner's Title Policy (including any endorsements) issued to Buyer, (b) the cost of preparing the Survey,
         (c) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (d) one-half of the Title Company escrow and closing charges, (e) one-half of all documentary stamp taxes, transfer taxes, sales taxes and similar charges applicable to the transfer of the Property to Buyer ("Transfer Taxes"), (f) all costs of Buyer's Due Diligence, including fees due its consultants and attorneys, and (g) all lenders' fees related to any financing to be obtained by Buyer. Seller shall pay the following costs: (a) one-half of the Title Company escrow and closing charges, and (b) one-half of all Transfer Taxes, and (c) all fees due its attorneys. The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

6.7 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then held by Seller under the Leases less any administrative or similar charges to which Seller may be entitled under applicable Law.

6.8 Gift Certificate Program Credit. At Closing, Seller shall give Buyer a credit against the Purchase Price in an amount equal to the aggregate value of gift certificates issued by Seller in connection with its operation of the Real Property which are unredeemed as of the Closing Date.

6.9      Ground Lease Rents.

         6.9.1 Shopping Center Ground Lease and Non-Shopping Center Ground Lease Rents. Rent due and payable under the Shopping Center Ground Lease and the Non-Shopping Center Ground Lease shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. If Buyer and Seller determine that Seller shall have paid rent under the aforesaid Ground Leases in excess of the rents actually due and payable under said Ground Leases for the period prior to the Closing Date, then, at Closing, Buyer shall give Seller a credit in the amount of such excess. If Buyer and Seller determine that the rents actually due and payable under said Ground Leases for the period prior to the Closing Date shall exceed the rents actually paid by Seller for such period, at Closing, Seller shall give Buyer a credit in the amount of such shortfall. Within sixty (60) days following Closing, Seller shall deliver to Buyer "Tenant Statements" in the form and substance required by the Shopping Center Ground Lease and the Non-Shopping Center Ground Lease certifying to Buyer the rents received and the ground rent payable with respect to such Ground Leases for Seller's period of ownership in the calendar year in which Closing occurs. Buyer shall be entitled to rely on such Tenant Statements, which shall survive Closing and shall not be merged into the assignment of such Ground Leases, and no other parties (including, without limitation, the ground lessors under the Ground Leases) shall be entitled to rely upon such Tenant Statements. The provisions of this Section 6.9.1 shall survive the Closing and not be merged therein.

         6.9.2 Sears Ground Lease. Rent due and payable under the Sears Ground Lease shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Seller shall be responsible for the payment of Sears Ground Lease rent attributable to the period up to but not including the Closing Date. Buyer shall be responsible for the payment of Sears Ground Lease rent attributable to any period on and after the Closing Date.

6.10 Tenant Improvement Allowance Credit. At Closing, Seller shall give Buyer a credit against the Purchase Price in an amount equal to the aggregate tenant improvement allowances provided for in the Tenant Leases that have not been paid to tenants, to the extent that such allowances arise under Tenant Leases other than New Leases (which are the responsibility of Buyer). In calculating the undisbursed allowances, Seller shall be entitled to rely upon the statements made by the tenants with respect thereto in their respective tenant estoppel certificates.

6.11 Roof Credit. At Closing, Seller shall give Buyer a credit against the Purchase Price in the amount of $350,000 on account of improvements to the roofs at the Property.

6.12 Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item listed in any section of this Article 6 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing (such period being referred to herein as the "Post Closing Adjustment Period"). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 6.12 shall survive the Closing and not be merged therein.

                              ARTICLE 7. - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, Closing shall occur on the Closing Date. The parties shall endeavor to conduct an escrow-style closing through the Escrow Agent so that neither party need attend the Closing. If, however, such an escrow closing is not practical, Buyer and Seller shall conduct a "pre-closing" at 10:00 a.m. Eastern Time on the last business day prior to the Closing Date at the offices of Buyer's attorney, with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 7.2. Time is of the essence with respect to the Closing Date.

7.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Agent no later than 2:00 p.m. Eastern Time on the Closing Date and unconditionally directing the Escrow Agent to deposit the same in Seller's designated account by 3:00 p.m. Eastern Time on the Closing Date. For each full or partial day after 3:00 p.m. Eastern Time on the Closing Date that Seller has not received in its account the payment specified in Article 3, Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the rate per annum equal to the "prime rate" as such rate is reported in the "Money Rates" section of The Wall Street Journal, as published and distributed in New York, New York, in effect from time to time.

7.3 Seller's Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered the following:

                  (a) Deeds. With respect to Parcel D (as identified on Exhibit A attached hereto), a special warranty deed in the form of Exhibit E-1 attached hereto and incorporated herein by this reference ("Special Warranty Deed") executed and acknowledged by Seller. With respect to Parcel E (as identified on Exhibit A attached hereto), a quit claim deed in the form of Exhibit E-2 attached hereto and incorporated herein by this reference ("Quit Claim Deed").

                  (b) Ground Lease Assignments. An assignment of the leasehold estate under each Ground Lease in the form of Exhibit D attached hereto and incorporated herein by this reference ("Ground Leasehold Assignments") executed and acknowledged by Seller.

                  (c) Bill of Sale. A bill of sale in the form of Exhibit F attached hereto and incorporated herein by this reference ("Bill of Sale") executed by Seller.

                  (d) Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit G attached hereto and incorporated herein by this reference ("Assignment of Leases") executed by Seller.

                  (e) Assignment of Intangible Property. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Special Warranty Deed, Quit Claim Deed, Ground Leasehold Assignments, Bill of Sale or Assignment of Leases) in the form of Exhibit H attached hereto and incorporated herein by this reference ("Assignment of Intangible Property") executed by Seller.

                  (f) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit J attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by each party comprising Seller.

                  (g) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

                  (h) Tax Returns. Duly completed and signed real estate transfer tax and sales tax declarations.

                  (i) Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Seller shall, whether or not the same are assignable, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith.

                  (j) Closing Statement. A closing statement, setting forth the prorations and adjustments to the Purchase Price to be made pursuant to Article 6 (the "Closing Statement") executed by Seller. Seller shall deliver to Buyer a draft Closing Statement for Buyer's review at least five (5) business days prior to the Closing Date; provided, however, that if Seller fails to timely deliver to Buyer a draft Closing Statement as required herein, Buyer's sole remedy shall be to extend the Closing Date to the date that is five (5) business days after the date on which Seller delivers the initial draft Closing Statement to Buyer, which remedy shall be exercised, if at all, by giving Seller written notice of such election on or before the date that is two (2) business days before the originally-scheduled Closing Date.

                  (k) Occupancy Tenant Estoppel Certificates. Executed estoppel certificates from the Required Tenants, each of which (i) shall be dated no earlier than October 1, 2004, and (ii) shall be substantially in the form which such tenant is required to provide pursuant to the terms of its Lease or, if no form is specified in such Lease, substantially in the form of Exhibit N attached hereto and incorporated herein by this reference; provided, however, that the estoppel certificates for each of Burdine's, J.C. Penney's and Dillard's shall also (1) confirm that the Sears REA is in full force and effect and (2) state that the certifying party knows of no existing defaults by another party under the Sears REA, or, if any such defaults are known, specifying the same. To the extent that any such tenant estoppel certificates are received by Buyer after the expiration of the Due Diligence Period, such estoppel certificates must confirm in all material respects the information contained in the Documents delivered to, made available to or otherwise obtained by Buyer and Buyer's Representatives prior to the expiration of the Due Diligence Period. Seller shall deliver each such estoppel certificate to Buyer and Buyer's counsel following Seller's receipt thereof and, unless Buyer shall deliver to Seller (in the manner required by Section 16.9 below) a written objection to the substance of any such estoppel within five (5) business days after receipt of same, Buyer shall be deemed to have approved such estoppel certificate, and such estoppel certificate shall be deemed to confirm in all material respects the information contained in the Documents.

                  (l) Ground Lease Estoppel Certificates Executed estoppel certificates from each of the lessors under the Shopping Center Ground Lease and the Non-Shopping Center Ground Lease, each of which (i) shall be dated no earlier than October 1, 2004, and (ii) shall be substantially in the form which such lessor is required to provide pursuant to the terms of its Ground Lease or, if no form is specified in such Ground Lease, substantially in the form of Exhibit O attached hereto and incorporated herein by this reference. To the extent that any such estoppel certificates are received by Buyer after the expiration of the Due Diligence Period, such estoppel certificates must confirm in all material respects the information contained in the Documents delivered to, made available to or otherwise obtained by Buyer and Buyer's Representatives prior to the expiration of the Due Diligence Period. Seller shall deliver each such estoppel certificate to Buyer and Buyer's counsel following Seller's receipt thereof and, unless Buyer shall deliver to Seller (in the manner required by Section 16.9 below) a written objection to the substance of any such estoppel within five (5) business days after receipt of same, Buyer shall be deemed to have approved such estoppel certificate, and such estoppel certificate shall be deemed to confirm in all material respects the information contained in the Documents.

                  (m) Sears Estoppel Certificate. An executed estoppel certificate from Sears, Roebuck and Co. in connection with the Sears REA and the Sears Ground Lease which
                           (i) shall be dated no earlier than October 1, 2004, and (ii) shall be substantially in the form which Sears is required to provide pursuant to the terms of the Sears REA or the Sears Ground Lease or, if no form is specified in the Sears REA or the Sears Ground Lease, substantially in the form of Exhibit P attached hereto and incorporated herein by this reference. To the extent that such estoppel certificate is received by Buyer after the expiration of the Due Diligence Period, such estoppel certificate must confirm in all material respects the information contained in the Documents delivered to, made available to or otherwise obtained by Buyer and Buyer's Representatives prior to the expiration of the Due Diligence Period. Seller shall deliver such estoppel certificate to Buyer and Buyer's counsel following Seller's receipt thereof and, unless Buyer shall deliver to Seller (in the manner required by Section 16.9 below) a written objection to the substance of such estoppel within five (5) business days after receipt of same, Buyer shall be deemed to have approved such estoppel certificate, and such estoppel certificate shall be deemed to confirm in all material respects the information contained in the Documents.

                  (n) Evidence of Authority. Documentation to establish to the reasonable satisfaction of Buyer and the Title Company the due authorization of execution by the parties comprising Seller of all documents contemplated by this Agreement.

                  (o) Theater Documents. All documents and items required to be delivered pursuant to Article 15 hereof.

                  (p) Letter to Tenants. A letter to Tenants under the Leases and to the vendors under Contracts which are assumed by Buyer advising that future rent payments and invoices under Contracts are to be sent to Buyer at the address specified in Section 15.9 hereof or to such other address as Buyer shall specific prior to the Closing Date.

                  (q) Termination of Contracts. A copy of a termination of the Leasing and Management Contract with Colonial Realty Limited Partnership (or an affiliate thereof), together with an estoppel from such entity to the effect that it has been paid all management and leasing fees due and payable to it on or before the Closing Date and that no management or leasing fees or commissions are thereafter payable to it by Buyer except with respect to New Leases approved by Buyer.

                  (r) Colonial Estoppel Certificate. An executed estoppel certificate from Colonial substantially in the form of Exhibit S attached hereto and incorporated herein by this reference.

                  (s) Keys and Original Documents. Keys to all locks on the Real Property in Seller's or Seller's property manager's possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

         The items to be delivered by Seller in accordance with the terms of Subsections (a) through (r) of this Section 7.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date, and the items to be delivered by Seller in accordance with the terms of Subsection (s) of this Section 7.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.

7.4 Buyer's Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to the following:

                  (a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

                  (b) Ground Leasehold Assignments. The Ground Leasehold Assignments executed by Buyer.

                  (c) Assignment of Leases. The Assignment of Leases executed by Buyer.

                  (d) Assignment of Intangible Property. The Assignment of Intangible Property executed by Buyer.

                  (e) Buyer's As-Is Certificate. The certificate of Buyer required under Article 5 hereof.

                  (f) Buyer's ERISA Certificate. The certificate of Buyer substantially in the form of Exhibit K attached hereto and incorporated herein by this reference and any other certificate or other information reasonably required by Prudential to satisfy Prudential that the Transaction does not constitute a non-exempt prohibited transaction under ERISA and that the Transaction complies with ERISA in all respects.

                  (g) Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer).

                  (h) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

                  (i) Tax Returns. Duly completed and signed real estate transfer tax and sales tax declarations.

                  (j)      Closing Statement. The Closing Statement, executed by
                           Buyer.

         The Purchase Price shall be paid in accordance with the terms of
         Section 7.2 hereof, and the items to be delivered by Buyer in accordance with the terms of Subsections (b) through (j) of this
         Section 7.4 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date.

                       ARTICLE 8. - CONDITIONS TO CLOSING

8.1 Conditions to Seller's Obligations. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

                  (a) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

                  (b) Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing;

                  (c) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in
                           Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing; and

                  (d) Compliance with Covenants. Buyer shall have complied in all material respects with Buyer's covenants and agreements set forth in this Agreement.

8.2 Conditions to Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

                  (a)      Representations True. Subject to the provisions of
                           Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date, except to the extent that they expressly relate to an earlier date;

                  (b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement;

                  (c) Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing;

                  (d) Waiver of Ground Lessor Rights of First Refusal. The lessor under each of the Shopping Center Ground Lease and the Non-Shopping Center Ground Lease shall have executed and delivered written waivers of the right of first refusal to purchase the leasehold estate held by each of them under its respective Ground Lease; and

                  (e) Compliance with Covenants. Seller shall have complied in all material respects with Seller's covenants and agreements set forth in this Agreement.

8.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and 8.2, respectively. In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of
         Article 11 hereof; provided that notwithstanding the foregoing, the sole right of Buyer in the event of failure of the condition set forth in Section 8.2(d), shall be to terminate this Agreement, in which event the Deposit shall be returned to Buyer.

8.4 Approvals not a Condition to Buyer's Performance. Subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner's Title Policy.

                  ARTICLE 9. - REPRESENTATIONS AND WARRANTIES

9.1 Buyer's Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

         9.1.1 Buyer's Authorization. Buyer (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

         9.1.2 Buyer's Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law.

9.2 Seller's Representations. Seller represents and warrants to Buyer as follows:

         9.2.1 Seller's Authorization. Seller: (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

         9.2.2    Other Seller's Representations.

                  (a) Except as set forth on Exhibit L, there is no current or pending litigation against Seller of which Seller has received written notice and which, in the reasonable judgment of Seller, if determined adversely to Seller, would materially adversely affect the Property.

                  (b) As of the date of this Agreement, except for (A) contracts, subcontracts and agreements set forth on Exhibit B (collectively, the "Contracts"), (B) leases with tenants of the Property as set forth on Exhibit M, and (C) matters, agreements and instruments of record, Seller has not entered into any contracts, subcontract or agreements affecting the Property that will be binding upon Buyer after the Closing.

                  (c) Except as disclosed on Exhibit L, Seller has not received any written notice of default from any parties to the Contracts which has not been cured by Seller.

                  (d) As of the date of this Agreement, the only tenants under leases or other occupancy agreements at the Property are the tenants disclosed on Exhibit M.

                  (e) Seller has no employees at the Property, all of such employees being employees of the Seller's property manager.

                  (f) Except as disclosed on Exhibit L, as of the date of this Agreement, Seller has not received any written notice from any governmental authority with respect to the violation of any zoning law or ordinance applicable to the Property which has not been cured by Seller.

                  (g) The Documents contain true, correct and complete copies of all Leases, the Ground Leases, a rent roll and any notices of landlord default given by tenants at the Property.

         9.2.3 Delivery of Documents. Seller has requested that the current manager of the Property give or otherwise make available to Buyer or Buyer's Representatives all books, records, and other writings in such manager's possession related in any material way to the use, ownership or operation of the Property, other than those books, records and writings that are Confidential Materials.

         9.2.4 Designated Employees. The Designated Employees are the individuals who have been primarily responsible for the management of the Property on behalf of Seller for the three
                  (3) year period immediately prior to the date hereof.

9.3      General Provisions.

         9.3.1 No Representation as to Leases. Seller does not represent or warrant that the Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

         9.3.2 Definition of "Seller's Knowledge". All references in this Agreement to "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of the Designated Employees and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Seller or its members, or any affiliate of any of the foregoing, or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employees. There shall be no personal liability on the part of the Designated Employees arising out of any representations or warranties made herein.

         9.3.3 Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. In addition, the representation and warranty set forth in clause (g) of Section 9.2.2 shall be null and void and of no further force or effect if and to the extent that Buyer receives estoppel certificates from tenants under the Leases or from any lessor under the Ground Leases that confirm the truth of said representation and warranty.

         9.3.4 Notice of Breach; Seller's Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of Seller's Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within ten (10) business days of obtaining such knowledge that the same, individually or collectively, are material (as defined below) (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of Seller's Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within ten (10) business days of obtaining such knowledge the same, individually or collectively, are material (as defined below) (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety
                  (90) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer, and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in the immediately following sentence and in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such Seller's Warranty was, to Seller's knowledge, materially untrue, inaccurate or incorrect at the time such Seller's Warranty was made, and as a result thereof, Buyer elects to terminate this Agreement, then Seller shall reimburse Buyer for its actual out-of-pocket costs (not to exceed $250,000) incurred in connection with entering into the letter of intent, entering into this Agreement, investigating the Property and performing its Due Diligence. If any such Seller's Warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a Seller's Warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of the representations or warranties, individually or collectively, are reasonably estimated to exceed $100,000.00.

         9.3.5 Survival; Limitation on Seller's Liability. Seller's Warranties in Section 9.2 shall survive the Closing and not be merged therein for a period of twelve (12) months, and Seller shall only be liable to Buyer hereunder for a breach of a Seller's Warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a written claim is made by Buyer against Seller on or before the expiration of twelve (12) months after the date of the

                  Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller's Warranties herein or in any documents executed by Seller at Closing shall be limited as set forth in
                  Section 16.15 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer receives a confirming estoppel certificate as set forth in Section 9.3.3, or (c) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $100,000.00.

                            ARTICLE 10. - COVENANTS

10.1     Buyer's Covenants.  Buyer hereby covenants as follows:

         10.1.1   [Intentionally Omitted]

         10.1.2 Buyer's Indemnity; Delivery of Reports. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees and expenses) arising out of or resulting from (a) the breach of the terms of Subsection 10.3.4 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer's Representatives or consultants at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. If this Agreement is terminated for any reason other than Seller's default, Buyer shall deliver promptly to Seller copies of all third party reports commissioned by or on behalf of Buyer or Buyer's Representatives evidencing the results of its Due Diligence.

         10.1.3 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding Hazardous Materials or the environmental condition of the Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days' prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative; provided that if such five (5) day notice is given, Buyer shall have the right to extend the Due Diligence Period by five (5) additional days.

10.2     Seller's Covenants.  Seller hereby covenants as follows:

         10.2.1   Contracts.

                  (a) Without Buyer's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date, Seller shall not extend, renew, replace or modify any Contract or enter into any new service contract or agreement unless such contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days' notice. Seller shall provide Buyer not less than five (5) business days' prior written notice to provide its consent to any such contract, extension, renewal, replacement or modification. If Buyer fails to object in writing to any such proposed action within such five (5) business day period, Buyer shall be deemed to have approved the proposed action. Buyer's consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) On or before the Closing, Seller shall terminate any management and exclusive leasing agreements currently in effect with respect to the Property at the sole cost and expense of Seller.

10.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, and except as provided in
         Article 15 hereof, between the date hereof and the Closing Date, Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that subject to Buyer's right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer hereby agrees that it shall accept the Property subject to, and Seller shall have no obligation to cure, any violations of Laws, and any physical conditions which would give rise to violations (collectively, a "Violation"), (a) if the aggregate cost of such cure is estimated to exceed $500,000 or (b) if and to the extent that the cost of curing such Violation may be charged to the tenants at the Property pursuant to the terms of their respective leases. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives from any governmental authority of the violation of any Laws regulating the condition or use of the Property and if the aggregate cost of such cure is estimated to be $500,000 or less, then to the extent such cost cannot be charged to tenants as aforesaid, Seller agrees to grant Buyer a credit at Closing in the amount of such cost. If (A) Seller does not cure any such Violation, (B) Seller received notice of such Violation after the expiration of the Due Diligence Period, (C) the aggregate cost to cure such Violation is estimated to exceed $500,000, and (D) the cost of curing such Violation may not be charged to the tenants at the Property pursuant to the terms of their respective leases, then Buyer shall have the right, by written notice given to Seller, to terminate this Agreement on or before the Closing Date. If Buyer terminates this Agreement pursuant to this Section 10.2.2, then the

         Deposit shall be returned to Buyer and Seller shall reimburse Buyer for its out-of-pocket costs (not to exceed $250,000) in connection with entering into the letter of interest, entering into this Agreement, investigating the Property and performing its Due Diligence. Following such termination, neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under the immediately preceding sentence or in any section herein which expressly provides that it survives the termination of this Agreement.

10.2.3 Access to Property. Between the date hereof and the Closing Date Seller shall allow Buyer or Buyer's Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property or the rights of tenants; (b) Buyer shall coordinate with Seller and Seller's property manager prior to and during each visit; (c) neither Buyer nor Buyer's Representatives or consultants shall contact any tenant without Seller's prior consent (which may be obtained by contacting Mrs. Mary Lou Davis, Telephone (407) 304-1330, Fax: (407) 894-8381, Email:
         mdavis@colonialprop.com), provided that Seller consents to Buyer's interviews of The Limited, Sears, Burdine's, JC Penney, Dillard's, Hi-Tech Institute and Premier Theater, so long as Buyer coordinates such interviews as provided in clause (b) above; (d) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property; and (e) Buyer shall return the Property to the condition existing prior to such tests and inspections. Prior to such time as Buyer or any of Buyer's Representatives or consultants enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer's Representatives and consultants with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name Seller and Seller's property manager as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require (it being understood that Seller has approved AIG), and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

10.2.4 Termination of Certain Contracts. If Buyer notifies Seller in writing prior to the Closing Date that Buyer elects to have any Contracts terminated prior to Closing, Seller shall use good faith and reasonable efforts to terminate the Contracts so designated by Buyer effective as of the Closing Date; provided, however, that in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the other parties to said Contracts. If Seller is unable to so terminate the aforementioned Contracts effective as of the Closing Date, then Seller shall assign and Buyer shall assume the same at Closing in accordance with the terms of this Agreement and the Assignment of Intangible Property.

10.2.5   New Leases; Lease Modifications.

                  (a)      After the LOI Date, and subject to the terms of this
                           Section 10.2.5, Seller shall continue to lease the Property in accordance with Seller's past practices with respect to the Property. From and after the expiration of the Due Diligence Period, Seller shall not, without Buyer's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), (a) enter into a New Lease; (b) modify or amend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant's Lease); or (c) consent to any assignment or sublease in connection with any Lease. Seller shall furnish Buyer with a written notice of the proposed action, which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to object in writing to any such proposed action within five (5) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. If any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed ipso facto to have approved such action. Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer's rejecting the proposed action shall include a description of the reasons for Buyer's rejection. If Buyer rejects the proposed action, Seller nevertheless retains full right, power and authority to execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same. The foregoing notwithstanding, in the event that Buyer has rejected the proposed action but Seller nonetheless proceeds to carry out such action, Buyer shall have the right, within five (5) business days after receipt of Seller's notice that Seller has taken such action, to elect to terminate this Agreement by the delivery to Seller of a written notice of termination, in which case the Deposit shall be paid to Buyer. Seller shall reimburse Buyer for its actual out-of-pocket costs (not to exceed $250,000) in connection with entering into the letter of interest, entering into the Agreement, investigating the Property or performing its Due Diligence and thereafter, the parties shall have no further rights or obligations hereunder other than any arising under this sentence and any section of this Agreement that expressly provides that it shall survive the termination of this Agreement. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section
                           10.2.5 with respect to such action. Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification or amendment, as the case may be, promptly after the execution and delivery thereof.

                  (b) Lease Enforcement. Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reasons of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer. Notwithstanding the foregoing, (a) Seller shall take no action against any Tenant which leases more than 5,000 square feet without the prior written consent of Buyer which may be withheld in its sole discretion (but which shall be given or denied within five (5) business days after request therefor), (b) Seller can so apply security deposits only if a lease is terminated, and (c) to the extent any security deposits are so applied, Seller shall pay over to Buyer any excess between (x) the amounts so applied, and (y) rents and other charges which had accrued and would have been due and payable up to the Closing Date.

                  (c) Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Liabilities (including reasonable attorneys' fees and expenses) with respect to such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Reimbursable Lease Expenses and the payment thereof. Notwithstanding anything contained herein to the contrary, Seller shall be responsible for a portion of the Reimbursable Lease Expenses calculated by multiplying the aggregate Reimbursable Lease Expenses for any tenant by a fraction, the numerator of which is the total base rents actually collected by Seller under the New Leasing Document giving rise to the Reimbursable Lease Expenses, the denominator of which is the aggregate base rent due under such New Leasing Document; provided, however, that if Seller's share of the Reimbursable Lease Expenses with respect to any such New Leasing Document exceeds the base rent actually received by Seller pursuant to such New Leasing Document, then Seller's responsibility for such Reimbursable Lease Expenses shall be limited to the base rents actually received by Seller.

         10.2.6 Annual Report. Seller shall, prior to the Closing Date or November 15, 2004, whichever occurs first in time, cause an Annual Report (as defined below) to be prepared and filed with all appropriate governmental agencies. Following the filing of such Annual Report (and in any event prior to the Closing
                  Date), Seller shall provide Buyer with evidence of such filing along with a copy of such Annual Report. As used herein, the term "Annual Report" shall mean a report in the form required by Article VII of that certain Orlando Fashion Square Development Order recorded on August 9, 1991 in Official Records Book 4314, Page 4006 in Orange County, Florida, and as the same has been amended from time to time (the "DRI Order").

10.3     Mutual Covenants.

         10.3.1 Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law or the rules or regulations of any governmental agency or securities exchange, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld), except to the extent required by applicable Law or the rules or regulations of any governmental agency or securities exchange. If either Seller or Buyer is required by applicable Law or the rules or regulations of any governmental agency or securities exchange to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term "Release" shall mean any press release or public statement with respect to the Transaction or this Agreement.

         10.3.2 Broker. Seller and Buyer expressly acknowledge that Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys' fees and expenses) suffered or incurred by Buyer as a result of any claims by Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys' fees and expenses) suffered or incurred by Seller as a result of any claims by any party (other than Broker) claiming to have represented Buyer as broker in connection with the Transaction.

         10.3.3 Tax Protests; Tax Refunds and Credits. Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property assessed for the Tax Year in which the Closing occurs and all prior Tax Years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the

                  Property assessed for all Tax Years subsequent to the Tax Year in which the Closing occurs. All real estate and personal property tax refunds an credits received after Closing with respect to the Property shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows:

                  (a) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for the Tax Year in which the Closing occurs, such refunds and credits shall be apportioned between Buyer and Seller in the manner provided for in
                           Section 6.3;

                  (b) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any period prior to the Tax Year in which the Closing occurs, Seller shall be entitled to the entire refunds and credits; and

                  (c) with respect to any refunds or credits attributable to real estate and personal property taxes assessed for any period after the Tax Year in which the Closing occurs, Buyer shall be entitled to the entire refunds and credits.

         10.3.4 Confidentiality. The terms of Section 14 (entitled "Confidentiality") of that certain letter of interest dated August 26, 2004 executed and accepted by Buyer and Seller with respect to the Property are hereby incorporated in this Agreement by reference, and Seller and Buyer agree to continue to be bound by the terms of such confidentiality provision.

10.4 Survival. The provisions of this Article 10 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

                  ARTICLE 11. - FAILURE OF CONDITIONS; DEFAULT

11.1 To Seller's Obligations. If, on or before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to retain, as its sole and exclusive remedy, the Deposit as agreed upon and liquidated damages for all loss, damages and expenses suffered by Seller, it being agreed that Seller's damages are impractical or extremely difficult to ascertain and the amount of the Deposit represents a reasonable estimate of the damages which Seller will sustain in the event of a default hereunder by Buyer, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

11.2 To Buyer's Obligations. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and Seller shall reimburse Buyer for its out-of-pocket costs (not to exceed $250,000) in connection with entering into the letter of interest, entering into this Agreement, investigating the Property and performing its Due Diligence, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer's exercise of any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller's default. Buyer agrees that its failure timely to commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by Buyer of its right to commence an action for specific performance, as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

                      ARTICLE 12. - CONDEMNATION/CASUALTY

12.1     Condemnation.

         12.1.1 Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, and, thereafter, either Buyer or Seller shall have the right to terminate this Agreement by giving written notice to the other no later than ten (10) days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "significant portion" of the Property shall mean such a portion as shall have a value, as reasonably determined by Seller, in excess of Ten Million Dollars ($10,000,000.00), or such portion of the Property, a taking of which entitles any of Burdine's, JC Penney, Dillard's, Hi-Tech Institute and Premier Theater to terminate its lease pursuant to the terms thereof. If either party elects to terminate this Agreement as aforesaid, the provisions of Section 12.4 shall apply.

         12.1.2 Assignment of Proceeds. If (a) neither Seller nor Buyer elects to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys' fees and expenses, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.

12.2 Destruction or Damage. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty, (b) would cost less than Ten Million Dollars ($10,000,000.00) to repair or restore and
         (c) none of Burdine's, JC Penney, Dillard's, Hi-Tech Institute or Premier Theater has the right to terminate its lease pursuant to the terms thereof as a result of such damage or destruction, then this Agreement shall remain in full force and effect, and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller's casualty policy less all costs and expenses, including attorneys' fees and expenses, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "Realization Costs"), and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed Ten Million Dollars ($10,000,000.00), the casualty is an uninsured casualty, or any of Burdine's, JC Penney, Dillard's, Hi-Tech Institute or Premier Theater has the right to terminate its lease pursuant to the terms thereof as a result of such damage or destruction then, notwithstanding anything to the contrary set forth above in this section, Buyer shall have the right, at its election, to terminate this Agreement. Buyer shall have thirty (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to Seller of a written election notice (the "Election Notice") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such thirty
         (30) day period shall be deemed an election not to terminate this Agreement. In the event Buyer does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Seller's casualty insurance policy.

12.3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.

12.4     Effect of Termination. If this Agreement is terminated pursuant to
         Section 12.1 or Section 12.2, the Deposit shall be returned to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.5 Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

                              ARTICLE 13. - ESCROW

The Deposit and any other sums which the parties agree shall be held in escrow, and any interest earned thereon (herein collectively called the "Escrow Deposits"), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

                  (a) The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller or in a mutual fund with assets in excess of One Billion Dollars which invests in government-issued interest bearing instruments reasonably satisfactory as aforesaid, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

                  (b) If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date and the Escrow Deposits shall be credited on account of the Purchase Price.

                  (c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection (c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

                  (d) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys' fees and expenses) incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities, including reasonable attorneys' fees and expenses, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

                  (e) Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 23-6216339.

                  (f) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits, pursuant to the provisions of this
                           Article 13.

                    ARTICLE 14. - - [INTENTIONALLY OMITTED]

                       ARTICLE 15. - THEATER CONSTRUCTION

15.1 Theater Project. The parties acknowledge that Seller is currently engaged in construction of landlord's work in connection with a new theater under construction at the Property in the location shown on Exhibit A-1 hereto, pursuant to a certain Lease dated April 9, 2004 by and between Seller and Premier Cinema Corporation (the "Theater Lease"). Landlord's work as required by the Theater Lease ("Landlord's Work") is described in Exhibit "B" to said lease, a copy of which is attached hereto as Exhibit Q. Exhibit Q also describes certain work to be done by the tenant under the Theater Lease ("Tenant's Work"). Seller, as landlord, has agreed to reimburse said tenant for the cost of Tenant's Work, such reimbursement not to exceed the sum of $3,513,560 (the "TI Cost Reimbursement"). Buyer has heretofore reviewed and approved the plans and specifications for Landlord's Work (the "Plans and Specifications"). Seller shall have and retain responsibility for (a) completion of Landlord's Work as herein provided, and (b) payment of the TI Cost Reimbursement, subject to the terms of this Section 15.1. Buyer covenants and agrees that it shall deliver to Seller copies of any written notices received by Buyer from the tenant under the Theater Lease pursuant to Section 3.04 of the Theater Lease or otherwise in connection with the performance of Landlord's Work, promptly upon receipt of same. As used herein, the term "completion" of Landlord's Work shall mean completion of construction thereof in accordance with Laws, the terms of the Theater Lease and the Plans and Specifications, free and clear of mechanics' and materialmen's liens (except any such liens that are insured over as provided in Section 4.2.2). Promptly following Buyer's receipt of written notice from Seller that the Landlord's Work has been completed,

         Buyer shall request an estoppel certificate from the tenant under the Theater Lease, addressed to Buyer and Seller, which estoppel certificate shall contain, inter alia, a statement of such tenant's acceptance of Landlord's Work and an acknowledgement of the completion thereof. Buyer agrees to use commercially reasonable and diligent efforts to obtain such executed estoppel certificate and to deliver a copy to Seller promptly upon receipt thereof. Following Seller's receipt of such estoppel certificate, Seller shall pay to Buyer the then-undisbursed balance of the TI Cost Reimbursement, following which Buyer shall be deemed to have assumed the obligation to advance funds to the tenant under the Theater Lease, in accordance with the terms thereof, for payment of the cost of Tenant's Work. Seller's payment to Buyer of any undisbursed TI Cost Reimbursement pursuant to this Section
         15.1 shall be deemed to have satisfied all corresponding obligations of Seller to make payment thereof to the tenant under the Theater Lease. Seller's obligation to pay the TI Cost Reimbursement to the Theater Lease tenant or to the Buyer (as the case may be, as provided herein) shall not be subject to the cap on Seller's liability provided for in
         Section 16.15.

15.2 Changes in Plans and Specifications. Seller shall not make or permit any changes in the Plans and Specifications without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed. Seller shall give Buyer notice of any proposed change order, and if Buyer fails to give Seller notice of disapproval of such change order (specifying the reasons for disapproval) within five (5) business days following such notice from Seller (or such shorter period as may be required for the approval of change orders under the construction contract for the performance of Landlord's Work), such change order shall be deemed approved by Buyer. Notwithstanding the foregoing, Seller may, without Buyer's consent, enter into any change order required by Laws or by governmental authorities, which change order shall be deemed approved by Buyer. The term "Plans and Specifications" shall include any change orders approved or deemed approved by Buyer.

15.3     Construction Schedule.

         15.3.1 Outside Completion Date. Seller shall use good faith diligent efforts to complete construction of Landlord's Work no later than March 1, 2005, subject to extensions for force majeure (the "Outside Completion Date"). As used herein, the term "force majeure" shall mean events of war, civil commotion, acts of God, inclement weather (beyond normal occurrences), strikes, shortages of materials, governmental regulations not in existence as of the date hereof, fire or other casualty, which are beyond the control of, and not caused by acts or omissions of, Seller (but not including any lack of financing or funds).

         15.3.2 Compliance with DRI Order. Seller hereby indemnifies and agrees to defend and hold harmless Buyer from and against any and all Liabilities (including reasonable attorneys' fees and expenses) suffered or incurred by Buyer as a result of Seller's failure to complete, on or before December 30, 2004, the "development" (as that term is defined in Chapter 380, Florida Statutes (2004)) associated with the relocation of the theater formerly located in a freestanding building to the mall, by converting existing retail commercial space in the mall to theater space within Phase I of the Project (as defined in the Fourth Amendment to the DRI Order), which indemnity obligation (i) shall be the several (and not the joint and several) obligation of the parties comprising Seller, and (ii) shall not be subject to the cap on Seller's liability provided for in Section 16.15, but rather, the maximum amount which may be awarded to and collected by Buyer pursuant to this Section 15.3.2 shall not exceed Ten Million Dollars ($10,000,000.00).

15.4 License. If completion of Landlord's Work has not theretofore occurred, effective at and subject to Closing, Buyer grants to Seller, its employees, agents, contractors and subcontractors and all other parties engaged by Seller in construction of Landlord's Work, a non-exclusive license to come on the Property for purposes of completing Landlord's Work and for no other purpose, for a term ending thirty (30) days following the Outside Completion Date. Seller shall not transfer any of its rights as licensee hereunder without the prior written consent of Buyer, which may be given or withheld in Buyer's sole and exclusive discretion. Seller shall not permit any lien to be filed against the Property for any labor or materials in connection with Landlord's Work at the direction or sufferance of Seller (except any such liens that have been insured over as provided in Section 4.2.2).

15.5 Seller Indemnity. Seller hereby indemnifies and agrees to defend and hold harmless Buyer from and against any and all Liabilities (including reasonable attorneys' fees and expenses) suffered or incurred by Buyer
         (a) as a direct result of the performance of Landlord's Work (including without limitation any unpaid construction costs or mechanics' or materialmen's liens in connection with Landlord's Work and losses suffered by Buyer as a direct result of Seller's exercise of its rights to enter upon the Property as described in Section 15.4 above) and (b) pursuant to the terms of the Theater Lease, due to Seller's failure timely to disburse portions of the TI Cost Reimbursement during the period prior to the date on which Seller transfers the then-undisbursed balance of the TI Cost Reimbursement to Buyer, which indemnity obligation (i) shall be the several (and not the joint and several) obligation of the parties comprising Seller, and (ii) shall not be subject to the cap on Seller's liability provided for in Section 16.15. Notwithstanding anything contained herein to the contrary, Seller shall not be required to indemnify Buyer for the matters described in clause
         (b) of this Section 15.5 to the extent that such loss suffered by Buyer results from a delay in the Commencement Date with respect to which Buyer is entitled to compensation pursuant to the terms of Section 15.6 below, it being the intent of the parties that the Buyer not receive duplicate compensation for such matters.

15.6 Minimum Rent Reimbursement. Buyer has advised Seller that Buyer based its offer to purchase the Property upon the expectation that rent will commence under the Theater Lease as of April 1, 2005. Due to the scheduling of Landlord's Work, the tenant's obligation to pay rent under the Theater Lease may not commence on or before April 1, 2005. Seller has advised Buyer that Seller is negotiating an amendment to the Theater Lease ("Theater Amendment") which will set the "Commencement Date" (as defined in the Theater Lease) at a date no later than April 15, 2005. Seller shall pay to Buyer on a per diem basis, subject to the terms hereof, a sum equal to the "Minimum Rent" that would be due under the Theater Lease (if the term of the Theater Lease were to commence on April 1, 2005) for the period between April 1, 2005 and the earlier to occur of (i) the actual occurrence of the Commencement Date under the Theater Lease and (ii) September 30, 2005. Seller shall pay such sums to Buyer within fifteen (15) days following written request therefor from Buyer; provided, however, that Buyer shall make such request to Seller no more that once per month, and Buyer may only seek payment from Seller in arrears. Buyer acknowledges and agrees that Seller's obligations under this Section 15.6 are not a guaranty of the Theater Lease tenant's payment of rent, but that this Section 15.6 is only intended to compensate Buyer (to the extent provided herein) in the event that the Commencement Date does not occur on of before April 1, 2005. In addition, if (a) Seller fails to complete Landlord's Work on or before December 31, 2004, and (b) the tenant under the Theater Lease fails to open for business on or before the rent commencement date under such lease, and (c) Buyer is required to grant such tenant a credit pursuant to the terms of Section 36.15.A of the Theater Lease, then Seller shall reimburse Buyer for a portion of such credit equal to the product of (1) the total amount of such credit (but not to exceed $137,042.00), multiplied by (2) the percentage obtained by dividing (A) the number of days following the actual rent commencement date under the Theater Lease through and including the date on which such tenant is required to open for business pursuant to the terms of the Theater Lease, by (B) 365. Notwithstanding the foregoing, if Seller succeeds in obtaining the modification of the Theater Lease described in Section
         15.7 below, the immediately preceding sentence shall become null and void, and Seller shall have no obligation to reimburse Buyer for any portion of any such credit under the Theater Lease.

15.7 Theater Amendment. Seller shall use commercially reasonable efforts to include within the Theater Amendment a modification of the defined term "Lease Year", such that the first Lease Year for purposes of calculating the "Rent to Sales Ratio" (as defined in the Theater Lease) shall commence on the date on which the tenant under the Theater Lease first opens its premises for business with the public.

15.8 Assignment of Construction Warranties. Following completion of Landlord's Work and the Theater Lease tenant's execution and delivery of the estoppel certificate described in Section 15.1 above, Seller shall assign to Buyer any warranties that Seller may have received from third parties in connection with the performance of Landlord's Work (if any), and thereafter, Seller shall have no further responsibility or obligations in connection with Landlord's Work. Notwithstanding the terms of Section 15.5 above, Seller will have no liability to Buyer with respect to defects in Landlord's Work and Buyer agrees that its sole recourse will be under any warranties assigned to Buyer pursuant to this Section 15.8; provided, however, that prior to Seller's assignment of the above-described warranties to Buyer, upon written request from Buyer, Seller shall use commercially reasonable efforts to enforce the obligations of the contractor(s) under such warranties.

15.9 Survival. The provisions of this Article 15 shall survive the Closing (and not be merged therein).

                          ARTICLE 16. - MISCELLANEOUS

16.1 Buyer's Assignment. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void ab initio. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder. Seller hereby consents to the assignment by Buyer of this contract to any partnership, limited partnership or limited liability company directly or indirectly controlled by Buyer.

16.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or
         (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

                  (a) Escrow Agent is hereby designated as the "Reporting Person" (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

                  (b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

                  (c) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller's correct taxpayer identification numbers are 63-1098468 (Colonial) and 22-1211670 (Prudential).

                  (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

16.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Special Warranty Deed, Quit Claim Deed and other Closing documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

16.4 Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

16.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Florida.

16.6 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

16.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

16.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile if such date is a business day (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) business day of such facsimile) or when personally delivered if such date is a business day as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

         IF TO BUYER:               Pennsylvania Real Estate Investment Trust
         -----------                c/o PREIT Services LLC
                                    The Bellevue, Third Floor
                                    200 South Broad Street
                                    Philadelphia, Pennsylvania 19102
                                    Attention:   Jeffrey A. Linn, Executive
                                                 Vice President
                                    Telephone #: (215) 875-0748
                                    Telecopy #:  (215) 546-0240

         COPY TO:                   Pennsylvania Real Estate Investment Trust
         -------                    c/o PREIT Services LLC
                                    The Bellevue, Third Floor
                                    200 South Broad Street
                                    Philadelphia, Pennsylvania 19102
                                    Attention:   Bruce Goldman, Executive Vice
                                                 President
                                    Telephone #: (215) 875-0780
                                    Telecopy #:  (215) 546-8543

         COPY TO:                   Drinker, Biddle & Reath LLP
         -------                    One Logan Square, 20th Floor
                                    18th & Cherry Streets
                                    Philadelphia, Pennsylvania 19103-6996
                                    Attention:   Clifford Swain, Esq.
                                    Telephone #: (215) 988-2796
                                    Telecopy #:  (215) 988-2757


         IF TO SELLER:              The Prudential Insurance Company of America
         ------------               c/o Prudential Real Estate Investors
                                    8 Campus Drive, Fourth Floor
                                    Arbor Circle South
                                    Parsippany, New Jersey 07054-4493
                                    Attention:   Peter L. Ruggiero
                                    Telephone #: (973) 683-1724
                                    Telecopy #:  (973) 734-1411

         COPY TO:                   The Prudential Insurance Company of America
         -------                    c/o Prudential Real Estate Investors
                                    PAMG-RE Law Department
                                    8 Campus Drive, Fourth Floor
                                    Arbor Circle South
                                    Parsippany, New Jersey 07054-4493
                                    Attention:   Gregory Radke, Esq.
                                    Telephone #: (973) 734-1420
                                    Telecopy #:  (973) 683-1788

         AND A COPY TO:             Colonial Realty Limited Partnership
         -------------              2101 6th Avenue North
                                    Suite 750
                                    Birmingham, Alabama 35203
                                    Attention:   John Moss
                                    Telephone #: (205) 250-8761
                                    Telecopy #:  (205) 986-6961

16.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

16.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities, including, without limitation, reasonable attorneys' fees and expenses, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

16.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

16.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

16.14 ERISA. Buyer hereby acknowledges that Prudential has informed Buyer of the following:

                  (a) Prudential's interest in the Property is allocated entirely to a Separate Account. Plans invest in the Separate Account.

                  (b) The assets of the Separate Account are deemed plan assets under ERISA. Each of the Plans whose interest in the Separate Account exceeds 10% of the total assets of the Separate Account is identified on Exhibit R attached hereto and incorporated herein by this reference.

                  (c) The Property is subject to the prohibited transaction restrictions of ERISA and the Internal Revenue Code, prohibiting certain transactions between a plan and a "party in interest" (or "disqualified person") as those terms are defined in Section 3(14) of ERISA, or
                           Section 4975(e)(2) of the Internal Revenue Code, respectively.

         Buyer represents and warrants to Seller and Prudential that:

                           (i) Buyer is not an employee benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3, Subtitle B, Title I of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and none of the assets of Buyer constitute or will constitute assets of any such employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA.

                           (ii) Buyer is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and the funds used by Buyer to acquire the Property are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                           (iii) Buyer is not a Separate Account, or an "affiliate" of Prudential as defined in
                                    Section IV(b) of PTE 90-1.

                           (iv) Buyer is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) with respect to any of the Plans listed on Exhibit R.

         Buyer hereby agrees to execute such documents or provide such information as Seller or Prudential may require in connection with the Transaction or to otherwise assure Seller and Prudential that: (i) the Transaction is not a prohibited transaction under ERISA, (ii) that the Transaction is otherwise in full compliance with ERISA and (iii) that neither Seller nor Prudential is in violation of ERISA by compliance with this Agreement and by closing the Transaction. Seller shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and each of Seller and Prudential is satisfied that the Transaction complies in all respects with ERISA. The obligations of Buyer under this section shall survive the Closing and shall not be merged therein.

16.15 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith and except as provided in Section 15.1, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under any and all documents executed pursuant hereto or in connection herewith (including, without limitation, in connection with the breach of any of Seller's Warranties for which a claim is timely made by Buyer) shall not exceed Three Million Dollars ($3,000,000.00). The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

16.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER.

16.17 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

                                    SELLER:

                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA, a New Jersey corporation

                                    By: /s/ Peter L. Ruggerio
                                       -----------------------------------------
                                    Name:  Peter L. Ruggerio
                                    Title: Vice President
                                    Date:  October 14, 2004


                                                   - and -

                                    COLONIAL REALTY LIMITED PARTNERSHIP, a
                                    Delaware limited partnership

                                    By:  COLONIAL  PROPERTIES  TRUST, an Alabama
                                         Real Estate Investment Trust, its
                                         General Partner

                                         By: /s/ John L. Moss
                                            ------------------------------------
                                         Name:  John L. Moss
                                         Title: Senior Vice President
                                         Date:  October 11, 2004


                                    BUYER:

                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a
                                    Pennsylvania business trust


                                    By:    /s/ Jeffrey A. Linn
                                           -------------------------------------
                                    Name:  Jeffrey A. Linn
                                    Title: Executive Vice President
                                    Date:  October 13, 2004

                            AGREEMENT OF ESCROW AGENT
                            -------------------------


         The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article 13 and Section 16.2.

                                          BROAD AND CASSEL, as Agent for
                                          FIRST AMERICAN TITLE INSURANCE COMPANY


                                          By: /s/ Ralph C. Datillio
                                             -----------------------------------
                                          Name:  Ralph C. Datillio
                                          Title: Partner
                                          Date:  October 15, 2004